Exhibit 1.1

AGREEMENT OF JOINT FILING PURSUANT TO RULE 13d-1(k)

Each of the undersigned acknowledges and agrees that the foregoing statement on Schedule 13D is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. Each of the undersigned acknowledges that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated: February 8, 2022

CHRISTOPHER PHILLIPS

/s/ Christopher Phillips

JUST DEVELOP IT LIMITED

/s/ Christopher Phillips
Name:	Christopher Phillips
Title:	Director

JDI & AFH LIMITED

/s/ Christopher Phillips
Name:	Christopher Phillips
Title:	Director